EXHIBIT 99.1

Invisa Announces the Completion of the Acquisition of Uniroyal Engineered Products and Wardle Storeys Limited and Files Corresponding 8-K

November 11, 2014 08:39 AM Eastern Standard Time

SARASOTA, Fla.--(BUSINESS WIRE)--Invisa, Inc (OTCQB: INSA) (“Invisa” or the “Company”) announced today the acquisition of Uniroyal Engineered Products, LLC (“Uniroyal”) and Engineered Products Acquisition Limited (“EPAL”), the holding company for Wardle Storeys (Group) Limited (“Wardle Storeys”) for a combined purchase price of $55 million in a combination of newly issued and assumed, perpetual non-convertible preferred stock and a nominal number of shares of common stock.

The acquisitions enable Invisa to diversify its business into the global vinyl coated fabrics market through Uniroyal’s well established business and brand names and Wardle Storeys’ strong presence in the European markets. The combination of Uniroyal’s growing presence in the U.S. automotive market with Wardle Storeys’ well-established and growing position in the European automotive market provides the Company with an international footprint to compete in the growing global automotive market and expand its non-automotive businesses to new foreign markets.

Uniroyal and Wardle Storeys each have more than 50 years of experience in manufacturing, marketing and innovating coated fabrics, which are an alternative to leather, cloth and synthetic fabrics used in the automotive, industrial equipment, upholstery, hospitality, healthcare and recreation industries. Post-acquisition, the Company’s consolidated pro-forma revenue for the fiscal year ended December 29, 2013 was approximately $104 million and $50 million for the six months ended June 29, 2014. The Company now has approximately 409 employees world-wide and leases approximately 480,000 sq. ft. of manufacturing space in Stoughton, Wisconsin and Earby, England. All existing management of Uniroyal and Wardle Storeys will remain in place.

Post-acquisition, the Company’s revenue is derived approximately 65% from the automotive industry and approximately 35% from the recreational, industrial, indoor and outdoor furnishings, hospitality and healthcare markets.

Through the transactions, Invisa was able to complete the acquisition of Uniroyal and Wardle Storeys without diluting its current shareholder base. Following the acquisitions of Uniroyal and EPAL, Invisa had an aggregate of approximately 14.5 million primary shares of common stock outstanding together with outstanding shares of Series A, B and C Convertible Preferred Stock, resulting in approximately 19.3 million fully diluted shares.

Edmund C. King, Invisa’s CEO, said “We are pleased to announce the acquisition of Uniroyal and Wardle Storeys. We believe that these acquisitions position Invisa as a leader in the coated fabrics market with strong brand recognition and a history of product innovation. With established revenue in this growth industry, significant cash flow, and proven management, we are excited about Invisa’s future.”

Howard R. Curd, CEO of Uniroyal, added, “The acquisitions announced today create a new globally integrated, publically traded leader in the coated fabrics market. We are enthusiastic regarding Uniroyal’s next generation technology and expect to benefit from the synergies, scale and global reach provided by the combination of Uniroyal’s growing North American business with Wardle Storeys’ long-term position in the European automotive market. We believe that our strong brand names, diversified product catalogue, new technology offerings, global footprint and established revenue are the foundation of a long-term growth opportunity.”

The foregoing summary is qualified by a more complete description of the acquisition and contribution agreements contained in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

1

About Uniroyal:

Uniroyal is a leading manufacturer of vinyl coated fabrics that are durable, stain resistant, cost-effective alternatives to leather, cloth and other synthetic fabric coverings. Uniroyal’s revenue was derived approximately 50% from the automotive industry and approximately 50% from the recreational, industrial, indoor and outdoor furnishings, hospitality and healthcare markets. Uniroyal reports that total sales for the fiscal year ended December 29, 2013 were $54 million and $26 million for the six months ended June 29, 2014. Uniroyal, headquartered in Sarasota, Florida, has 187 employees and leases approximately 230,000 sq. ft. of manufacturing space in Stoughton, Wisconsin.

Uniroyal provides specialized materials with performance characteristics customized to the specifications of the end user. Products are complemented with technical and customer support for the use of Uniroyal’s products in a manufacturing environment. Uniroyal’s products are differentiated by unique protective top finishes, adhesive backings and transfer print capabilities. Additional process capabilities include embossing grains and patterns, and rotogravure printing that imparts character prints and non-registered prints. Uniroyal’s products are distinguished by certain technologically advanced properties that offer superior performance in a wide variety of applications as alternatives to leather, cloth, and other synthetic fabric coverings. For example, for recreational products, that are used outdoors, such as boats, personal watercraft, golf carts and snowmobiles, UEP sells a Naugahyde® product that is designed primarily for weather-ability. It also manufactures Naugahyde® products that can withstand powerful cleaning agents, which are widely used in hospitals and other medical facilities. Flame and smoke retardant Naugahyde® vinyl coated fabrics are used for a variety of commercial and institutional furniture applications, including hospital furniture and school bus seats,

In the domestic automotive market, Uniroyal generally sells its coated fabrics to custom fabricators, which use Uniroyal’s coated fabrics to make finished products such as seats and door panels, which are then sold to automobile manufacturers.

Uniroyal markets its textured coatings products under several nationally recognized brand names, including NAUGAHYDE®, NAUGAFORM® and DURAN®; its cleaning agent-resistant coated fabrics under the name BEAUTY GARD®; and its flame and smoke retardant coated fabrics under the brand name FLAME BLOCKER™. Uniroyal sells its coated fabrics primarily through four national sales representatives, who are employees of Uniroyal.

About Wardle Storeys:

Wardle Storeys manufactures PVC foils and textured coated fabrics in its Earby, Lancashire, England, facility. Approximately 85% of Wardle Storeys’ revenue is from sales to European automotive manufactures which is diversified among a broad range of products, including, seating, door panels, head rests, fascia, gear lever covers, sun visors and storage space covers. Wardle Storeys' remaining sales are to contract manufacturers for a wide range of other industrial applications. Wardle Storeys total sales for the twelve months ended December 31, 2013 were $50 million and $24 million for the six months ended June 29, 2014. Wardle Storeys, headquartered in Earby, England, has 222 employees and leases an approximately 250,000 sq. ft. manufacturing facility adjacent to its headquarters.

In-house design and innovative product development are key features of this export-oriented business. Wardle Storeys provides an experienced styling service from concept through to production. The business also has a components division that manufactures automotive water shedders, wheel disk covers and sun visors.

Wardle Storeys and its predecessors have been supplying vinyl coated fabrics to the European automotive marketplace for approximately fifty years. By spreading its applications widely across a number of models and particular applications, Wardle Storeys seeks to reduce its dependence on a particular part for model changes or updates.

2

Wardle Storeys’ non-automotive products, which comprise approximately 20% of its sales volume, include printed PVC sheets for baby stroller and nursery markets and PVC coated fabrics for contract furniture in the UK and Europe. Other sectors include health care equipment (including wheelchair seating), boats (hull lining and seating) and public transport seating. Prestigious programs in which Wardle Storeys’ products have been involved include the Wembley and Old Trafford stadiums.

Wardle Storeys’ trademarked coated fabric products include Amblon®, Ambla®, Velbex® Cirroflex® , Vynide® and Plastolene® .

Wardle Storeys generally sells its coated fabrics to custom fabricators, who use Wardle Storeys’ coated fabrics to make finished products such as seats and door panels, which are then sold to automobile manufacturers. The automobile manufacturers generally designate Wardle Storeys as the preferred supplier to the custom fabricators.

Wardle Storeys manufactures its coated fabrics products at its 250,000 sq. ft. facility in Earby, England, which is leased from a non-affiliate.

About Invisa:

Invisa (OTCQB: INSA) manufactures and markets proprietary safety sensing products for the parking gate market under the brand name SmartGate®. Invisa’s safety system generates an invisible protective field that moves with and precedes the potentially hazardous leading edge of powered gates.

Forward Looking Statements: Statements in this press release that are not strictly historical in nature constitute “forward looking statements.” Such statements include, but are not limited to, statements about Invisa, Uniroyal, Wardle Storeys and/or the combined entity, events occurring after the date hereof and any other statements relating to the post-acquisition company or activities or opportunities pre or post acquisition. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or any similar expression. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Invisa, Uniroyal, Wardle Storeys and/or the combined entity to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to the benefits, risks, uncertainties, difficulties or delays related to the acquisitions and activities or conduct of the businesses after the acquisitions. All forward-looking statements are qualified in their entirety by this cautionary statement and none of Invisa, Uniroyal nor Wardle Storeys undertakes any obligation to revise or update this press release to reflect events, developments or circumstances after the date hereof.

Contacts

Invisa Corporate Contact:
Elizabeth Henson, 941-870-3950
lhenson@invisa.com
or
Invisa Public Relations:
TTC Group, Inc.
Vic Allgeier, 646-290-6400
vic@ttcominc.com

3